UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below, on April 28, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanesbrands Inc. (the “Company”), the stockholders of the Company approved the Hanesbrands Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”). The following description of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In general, the Omnibus Plan will be administered by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will enable the Compensation Committee to provide equity and incentive compensation to (1) the Company’s employees (and those of its subsidiaries), including persons who have agreed to commence serving in such capacity within 90 days of the grant of the applicable award, (2) the Company’s non-employee directors and (3) certain other persons, including certain consultants, who provide employee-type services to the Company or its subsidiaries. Pursuant to the Omnibus Plan, the Company may grant equity-based and cash-based compensation generally in form of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance cash awards, dividend equivalents and other stock or cash awards upon terms and conditions as further described in the Omnibus Plan.

Subject to adjustment as provided in the Omnibus Plan, and subject to the Omnibus Plan’s share counting rules, as of the effective date of the Omnibus Plan, a total of 11,000,000 shares of common stock of the Company are reserved for awards granted under the Omnibus Plan, plus the number of shares of common stock of the Company available for grant under the predecessor Hanesbrands Inc. Omnibus Incentive Plan (the “Prior Plan”) that have not yet been made subject to awards under the Prior Plan as of the effective date of the Omnibus Plan. These shares may be either authorized and unissued shares or issued shares reacquired by the Company. The aggregate number of shares of common stock available under the Omnibus Plan will generally be reduced by one share of common stock for every one share subject to an award granted under the Omnibus Plan. Shares underlying certain awards under the Omnibus Plan and the Prior Plan that expire or are terminated, cancelled, forfeited, cash-settled or unearned will again be available under the Omnibus Plan, as further described in the Omnibus Plan.

The Omnibus Plan also provides that: (1) subject to adjustment as described in the Omnibus Plan, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options will not exceed 11,000,000 shares; and (2) no non-employee director of the Company in any one calendar year will be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards under the Omnibus Plan based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.

The Omnibus Plan provides that awards granted under the Omnibus Plan will vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable, except that an aggregate of up to 5% of the common stock available for awards under the Omnibus Plan (as may be adjusted under the adjustment provisions of the Omnibus Plan), may be used for awards under the Omnibus Plan that do not at grant comply with such minimum vesting requirement. However, notwithstanding the minimum vesting requirement, the Compensation Committee is permitted to (1) provide for continued vesting or accelerated vesting for any award under the Omnibus Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a change in control, and (2) exercise its discretionary vesting authority under the Omnibus Plan (as described in the Omnibus Plan) at any time following the grant of an award.

The Omnibus Plan permits the Compensation Committee to make certain performance-based awards to participants under the Omnibus Plan. The performance criteria with respect to such performance-based awards may be based on factors including, but not limited to, any of the following (or an equivalent metric): revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels, gross profit margin, operating profit margin, net income margin and leverage ratio. Performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be financial metrics based on, or able to be derived from, GAAP, and may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.

The Board generally will be able to amend the Omnibus Plan, subject to stockholder approval in certain circumstances as described in the Omnibus Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, the Company held the Annual Meeting on April 28, 2020. A total of 314,028,929 shares of the Company’s common stock (approximately 88% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes
Geralyn R. Breig	257,038,722	4,700,082	809,614	51,480,511
Gerald W. Evans, Jr.	258,362,015	3,329,706	856,697	51,480,511
Bobby J. Griffin	222,601,915	39,115,793	830,710	51,480,511
James C. Johnson	229,352,778	32,380,895	814,745	51,480,511
Franck J. Moison	258,053,259	3,672,265	822,894	51,480,511
Robert F. Moran	258,028,581	3,704,371	815,466	51,480,511
Ronald L. Nelson	233,617,016	28,121,929	809,473	51,480,511
Ann E. Ziegler	237,986,449	23,849,153	712,816	51,480,511

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
309,460,612	3,517,633	1,050,684	—

Non-Binding, Advisory Vote Regarding Executive Compensation

The stockholders of the Company approved, on an advisory basis, executive compensation as disclosed in the Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
237,812,996	23,252,331	1,483,091	51,480,511

Approval of Hanesbrands Inc. 2020 Omnibus Incentive Plan

The stockholders of the Company approved the Hanesbrands Inc. 2020 Omnibus Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
253,715,283	7,422,196	1,410,939	51,480,511

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Hanesbrands Inc. 2020 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hanesbrands Inc.

Date: April 29, 2020	By:	/s/ Joia M. Johnson
	Name:	Joia M. Johnson
	Title:	Chief Administrative Officer, General Counsel and Corporate Secretary